                                                                   EXHIBIT 10.13

                       AT&T INDEPENDENT PRIVATE PAYPHONE
                           OWNER COMMISSION AGREEMENT

     This Agreement is entered into between AT&T Corporation. (hereinafter "AT&T") and Metro Phone Telecommunications, Inc. an independent private payphone owner (hereinafter "IPP Provider"), with offices at 2020-124 Ave. NE Suite C-103 Bellevue WA 98005.


     WHEREAS, AT&T desires to promote public telephone calling convenience for its customers who wish to make telephone calling card calls and other types of operator assisted calls while they are away from their homes and offices; and

     WHEREAS, IPP Provider operates pay telephone stations which enable end user customers to place telephone calls while they are away from their homes and offices and is desirous of making the AT&T network accessible to those customers.

     NOW, THEREFORE, in consideration of the mutual benefits accruing to each party, the parties hereby covenant and agree as follows:

1.0  DEFINITIONS
     -----------

1.1 "Sent Paid Calls" - means coin, Smart Card and prepaid debit card calls made from IPP Provider Telephones.

1.2 "Non-Sent Paid Calls" - means collect calls, calls billed to a third telephone number and calls billed to telephone calling cards or major credit cards.

1.3 "AT&T Undesignated Non-Sent Paid Calls" - means Non-Sent Paid Calls (excluding all 700, 800, 888, 900 and any derivative thereof, and Directory Assistance calls), handled through AT&T's Operator Services Positioning Systems ("OSPS") and carried on the AT&T network without using an 800 access code such as 800 OPERATOR, 800 CALL ATT and 800 321-0288.

1.4 "AT&T Revenues" - means billed revenues for AT&T Undesignated Non-Sent Paid Calls originated from IPP Provider Telephones. AT&T Revenues for IPP Provider Telephones located in areas where tracking of AT&T Undesignated Non-Sent Paid Calls is not available shall be calculated pursuant to the Commission Payment Plus set forth in Attachment B hereto.

1.5 "Telephone(s)" - means IPP Provider coin or coinless pay telephone stations at the National Association of R.V. Parks and Campgrounds ("ARVC") locations listed in Attachment A/C that meet all of the requirements set forth in Section 3 hereto.

1.6 Attachment A/C - provides payee information, address(es) at which the Telephone(s) are located ("Location"), and the line numbers for Telephones which are routing all undesignated interLATA and/or intraLATA Non-Sent Paid Calls to the AT&T network.

1.7 Attachment B - states the commission payment plan and rate schedule for IPP Provider Telephone(s).

1.8  LEC - means any company that is tariffed to provide local exchange service.

1.9  Access Line - means any approved public Telephone tariffed access line.

2.0  IPP PROVIDER
     ------------

2.1 IPP Provider represents and warrants that it is authorized to operate each of the Telephones listed on Attachment A/C, that it owns more than a 50% asset or equity interest in the Telephones that are included on Attachment A/C, and that such Telephones are not owned or controlled by others. IPP Provider further represents and warrant that it complies and will continue to comply with all state and federal regulatory requirements relating to the operation of such Telephones.

2.2 IPP Provider represents and warrants that it is authorized to choose the operator services provider for each Telephone.
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2.3  IPP Provider represents and warrants that it shall be responsible for the acquisition, installation, maintenance and coin collection for the Telephones listed in Attachment A/C; for the payment of all Local Exchange Company (LEC) access line and usage charges; and for the handling of the refunds of Sent Paid Calls associated with the operation of such Telephones.

2.4 Each Telephone shall be connected to an Access Line as provisioned under tariff by the serving Local Exchange Company.

2.5 All Undesignated Non-Sent Paid interLATA calls from the Telephones shall be handled through AT&T's ("OSPS") and carried on the AT&T network. Nothing in this Agreement shall affect IPP Provider's right to arrange for the provision of Sent-Paid calls from the Telephones, however, IPP Provider shall not utilize any manual or mechanical procedure to (a) divert undesignated Non-Sent Paid calls to any other carrier; (b) convert such calls into Sent-Paid ("1+) calls; or (c) convert AT&T designated Non-Sent Paid Calls to any other call type.

2.6 Each Telephone shall have call screening capability (where available from the LEC) to identify the Telephone to operators as a privately owned public telephone.

2.7 IPP provider shall make all necessary arrangements so that each Telephone allows access to the 800, 950, and 10XXX access code numbers of other providers of operator services, as required by the Telephone Operator Consumer Services Improvement Act of 1990, the Federal Communications Commission, or any applicable state law or regulation.

2.8 IPP Provider shall provide dialing instructions at or near each Telephone which will inform callers how to make AT&T Undesignated Non-Sent Paid Calls from such Telephones.

2.9 In jurisdictions where AT&T is certified to provide intraLATA and/or local service for Non-Sent Paid Calls, each Telephone will permit access to the "10288" dialing code to enable end users to place intraLATA AT&T calls.

2.10 At such time as AT&T has regulatory authority to handle undesignated intraLATA and/or local Non-Sent Paid Calls through AT&T's OSPS and to carry such calls on the AT&T network, IPP Provider shall send traffic to AT&T. IPP Provider shall cause all undesignated intraLATA and/or local Non-Sent Paid Calls to be routed to AT&T's OSPS for carriage on the AT&T Network. IPP Provider shall notify AT&T by completing an Attachment A/C to indicate those Telephones that are routing all undesignated intraLATA and/or local Non-Sent Paid Calls so the AT&T network. This provision shall not apply to Telephones: (i) covered by a binding contractual commitment requiring such undesignated intraLATA and/or local Non-Sent Paid Calls to be delivered to another carrier until such commitment expires or can be terminate without a breach of contract or payment of termination charges; or (ii) if such routing of calls to AT&T violates a state or federal law or regulation.

2.11 IPP Provider shall be the customer of record for all Telephones covered by this Agreement. AT&T shall not be required to pay commissions relating to any Telephone unless IPP Provider, upon request from AT&T, has provided AT&T with the appropriate LEC bill or LEC Letter of Verification indicating that IPP Provider is the customer of record for such pay telephone station ("verification information") within thirty (30) days of AT&T's request.

2.12 IPP Provider will provide AT&T or its designee with reasonable access to the Telephones for the purpose of observing and making test calls from such Telephones.

2.13 IPP Provider may, in its sole discretion, disconnect any Telephone line covered by this Agreement. IPP Provider shall provide AT&T with thirty (30) days' notice of a disconnected Telephone line.

2.14 Attachment A/C may be modified pursuant to the mutual consent of the parties during the term of this Agreement, except that, AT&T, in its sole discretion, reserves the right to refuse a Location and/or Telephone by not accepting a modification to Attachment A/C.

3.0  AT&T
     ----

3.1 AT&T will pay IPP Provider a commission on revenues from AT&T Undesignated Non-Sent Paid Calls generated by Telephones which meet all of the requirements set forth herein. Commissions shall be calculated and paid as set forth in Attachment B. No commission shall be due from AT&T for AT&T Undesignated Non-Sent Paid Calls on any Telephone for any period that the Telephone fails to meet all of the requirements set forth herein, including (but not limited to) the access requirements of the Telephone Operator Consumer Services improvement Act of 1990. No commissions shall be paid on revenues from AT&T undesignated Non-Sent Paid interLATA and/or intraLATA calls placed by user dialing as AT&T access code number (e.g., 10288) unless all undesignated Non-Sent Paid interLATA and/or intraLATA calls from the Telephone are being routed to the AT&T network and such Telephone appears on Attachment A/C together with a complete full address of the physical location of each telephone.

3.2 AT&T, in its sole discretion, reserves the right to: (i) refuse to add (ii) remove a Location and/or Telephone from this Agreement, (iii) delete any Telephone which does not generate any "0+" AT&T Revenue for a period of ninety
(90) days, or fails to meet all of the requirements set forth herein. AT&T shall pay applicable commissions through the date of removal.

3.3 AT&T shall have the right to randomly sample and conduct physical compliance audits of the Telephones subject to this Agreement. To be "in-compliance", a Telephone must meet all the requirements set forth in Section 3.0 above in addition to all other provisions contained in this Agreement. AT&T may, in its sole discretion, suspend and cease paying commissions on any non-compliant Telephone(s) and remove such Telephones from this Agreement. At the time of suspension. AT&T shall provide the IPP Provider with a written summary of the reasons for each Telephone's non-compliance. IPP Provider may bring a non-complying telephone into compliance and request AT&T to re-instate the telephone under the terms of this Agreement. AT&T may, in its sole discretion, re-instate the Telephone; however, AT&T will not begin paying commissions for that Telephone until the next full commission cycle, even if a Telephone is reinstated during a commission cycle.

4.0  TERM AND TERMINATION
     --------------------

4.1 This Agreement will begin as of the 16th day of the month after it is signed by both parties and shall continue for a period of three (3) years ("Initial Term").

4.2 Notwithstanding Section 4.1 above, AT&T reserves the right to terminate this Agreement immediately, by written notice to IPP Provider, if AT&T determines, in its sole discretion, that AT&T's tariffed services may be adversely affected under this Agreement. Both parties reserve the right to terminate this Agreement if either determines that this Agreement may adversely affect its public image or damage its reputation or goodwill.

4.3 Either party may terminate this Agreement with respect to any or all Telephones or Locations listed in Attachment A/C by sending written notice to the other party if the Federal Communications Commission, a State Public Utilities Commission or a court of competent jurisdiction issues an order or ruling which contains terms or conditions which materially and adversely affect this Agreement, its profitability to either party, or either party's ability to perform its responsibilities as set forth herein. Such termination shall not give rise to any claims for damages; provided, however, that each party shall comply with its obligations hereunder up to the date of termination.

5.0  SIGNAGE AND TRADEMARKS
     ----------------------

5.1 IPP Provider shall post on or near each Telephone, in plain view of consumers, a notice identifying AT&T as the provider of operator services for such Telephone, together with all other information required to be provided under any applicable federal or state law or regulation and the Telephone Operator Consumer Services Improvement Act of 1990.

     5.1.1 IPP Provider agrees that AT&T is the only "0+" InterLATA company whose name and/or logo shall appear on the Telephones and enclosures;

     5.1.2 IPP Provider agrees that if AT&T provides signage, such signage shall remain the property of AT&T and IPP Provider will remove and return such signage to AT&T upon the deletion of any Telephone(s) from this Agreement during its Term or upon termination of this Agreement; and

     5.1.3 IPP Provider shall not have the right to use any trademark, name, trade name, service mark or logo which AT&T may use or have the right to use, or any marks, names or logos confusingly similar thereto in its promotional, advertising or other efforts in reference to activities undertaking under this Agreement without review and written approval by AT&T prior to publication and use thereof. Such review process shall take no longer than thirty (30) days, at which time AT&T will notify IPP Provider whether or not approval will be given.

6.0  INDEMNIFICATION
     ---------------

6.1 Both parties shall indemnify and hold the other harmless against any loss, cost, claim, injury, expense or liability, including reasonable attorney's fees resulting from any breach of the warranties set forth in this Agreement.

6.2 IPP Provider shall indemnify and hold AT&T harmless against any loss, cost, claim, injury, expense or liability, including reasonable attorney's fees resulting from any claim by any third party for injury to person or property arising out of IPP Provider's ownership or operation of the Telephones and associated equipment, except insofar as such injury is exclusively the result of the negligence of AT&T or its agents and any claim against AT&T by any third party for commissions reletting to the Telephones.

7.0  LIMITATION OF LIABILITY
     -----------------------

7.1 Except in cases involving willful and/or wanton conduct, AT&T's liability to IPP Provider under this Agreement shall be limited to its obligations to pay commissions as set forth in Section 3.0 above and its obligations pursuant to applicable tariffs.

7.2 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSS OR DAMAGE OF ANY KIND, INCLUDING LOST PROFITS (WHETHER OR NOT EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE), BY REASON OF ANY ACT OR OMISSION IN ITS PERFORMANCE UNDER THIS AGREEMENT.

8.0  ASSIGNMENT
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8.1  Any assignment by IPP Provider of any right, obligation or duty, in whole or in part, or of any other interest hereunder, shall be void. All obligations and duties of either party under this Agreement shall be binding on all successors in interest or assigns of such party.

9.0  INSOLVENCY
     ----------

9.1 AT&T shall have the right immediately to terminate this Agreement if IPP Provider commences any proceeding under Chapters 7 or 11 of the United States Bankruptcy Code or any other proceeding seeking relief from creditors or the reorganization of composition of debts or the liquidation and distribution of assets, including by not limited to, any assignment for the benefit of creditors or the making of a proposal for the composition of debts. AT&T shall also have the right immediately to terminate this Agreement if any third party commences a proceeding against IPP Provider of the nature described above, and such proceeding shall not have been dismissed within sixty (60) days of the commencement of such proceeding.

10.0  PROPRIETARY INFORMATION
      -----------------------

10.1 The parties expressly agree that all information, including, without limitation, lists of customer names, addresses and usage data, relating to AT&T Undesignated Non-Sent Paid Calls remains the property of AT&T and must be kept confidential by the IPP Provider.

10.2 Other information deemed to be proprietary which is provided by one party to the other in connection with this Agreement shall be marked in a manner to indicate that it is considered proprietary or otherwise subject to limited distribution. If such information is provided orally, the disclosing party shall clearly identify it as proprietary at the time of disclosure and reduce such information to tangible form within ten (10) business days in which case such information shall be subject to the restrictions set forth in Section 10 herein.

10.3  With respect to the proprietary information defined in Sections 10.1 and
10.2 above, the party receiving such information shall hold the information in confidence and protect it with at least the same degree of care it normally exercises to protect its own proprietary information of a similar nature; restrict disclosure of such information to its employees or agents with a need to know and not disclose it to any other parties; advise those employees and agents of their obligations with respect to such information; and use such information only for the purposes of this Agreement.

10.4 The party receiving such information shall have no obligation to preserve the proprietary nature of any information which: was previously known to it free of any obligation to keep it confidential; is disclosed to third parties by the other party without any restriction; is or becomes available to the public other than by unauthorized disclosure; or is independently developed by it.

10.5 This Section 10 and the confidentiality obligations imposed hereunder shall survive and remain in effect notwithstanding the termination of this Agreement.

11.0  NOTICES
      -------

11.1 All notices which may be given by any party to the other party shall be in writing and shall be deemed to have been duly given on the date delivered in person or deposited, postage prepaid, in the United States mail via Certified Mail or overnight courier, return receipt requested. If personal delivery is selection as the method of giving notice under this Section, a receipt of such delivery shall be obtained.

11.2 The address to which notices are to be given by either party are as follows, which may be changed by written notice given by such party to the other party pursuant to this Section.

     IPP Provider:  Metrophone Telecommunication, Inc.    To AT&T:
     2020-124 Ave NE Suite C-103                          ______________________
     Bellevue WA 98005                                    ______________________
     Attention: Amir Heshmatpour                          Attention: ___________

12.0  FORCE MAJEURE
      -------------

12.1 Either party's delay in, or failure of, performance under this Agreement shall be excused where such delay or failure is caused by an act of God, fire or other catastrophe, work stoppage, delays or failure to act of any carrier or great or any other cause beyond a party's direct control.

13.0  NO WAIVER
      ---------

13.1 The failure of either at any time to enforce any right or remedy available to it under this Agreement with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

14.0  NO THIRD PARTY BENEFICIARIES
      ----------------------------

14.1 This Agreement shall not provide any person not a party to this Agreement with any remedy, claim, liability, reimbursement, commission, cause of action or other right in excess of those existing without reference to this Agreement.

15.0  INDEPENDENT CONTRACTOR
      ----------------------

15.1 It is expressly understood and acknowledged that the parties are entering into this Agreement as independent contractors and that this Agreement is not intended to create, nor shall it be construed as creating, any type of partnership, joint venture or franchise relationship between AT&T and IPP Provider.

16.0  GOVERNING LAW
      -------------

16.1 This Agreement shall be governed by and interpreted in accordance with the domestic laws of the State of New York. The parties agree to be subject to the jurisdiction of the Courts of the State of Washington.

17.0  SEVERABILITY
      ------------

17.1 If any provision of this Agreement is held invalid, unenforceable or void, the remainder of the Agreement shall not be affected thereby and shall continue in full force and effect.

18.0  ENTIRE AGREEMENT: AMENDMENTS
      ----------------------------

18.1 This Agreement and any Attachments appended hereto constitute the entire understanding between the parties and supersedes all prior understandings, oral or written representations, statements, negotiations, proposals and undertakings with respect to the subject matter hereof.

18.2 No amendment to this Agreement shall be valid except as it is in writing, refers specifically to this Agreement, recites that it is an amendment thereto, and is subscribed to by authorized representatives of the parties. Attachment A/C may be modified by Agent requesting and AT&T agreeing to and acknowledging such modification.

19.0  HEADINGS
      --------

19.1 The headings in this Agreement are included for convenience only and shall not be construed to define or limit any of the provisions contained herein.

     IN WITNESS WHEREOF, the parties have set their hands as of the day and year first above written, acting through their authorized representatives.


METRO-PHONE TELECOMMUNICATIONS, INC.  AT&T COMMUNICATIONS, INC.


   /s/ Amir Heshmatpour                  /s/ Ronald B. White
___________________________________   _________________________________________
Authorized Signature                  Authorized Signature

       Amir Heshmatpour                      Ronald B. White
___________________________________   _________________________________________
Typed or Printed Name                 Typed or Printed Name

     Pres & CEO                               Sales Manager
___________________________________   _________________________________________
Title                                 Title

         3-4-1998                               3/16/98
___________________________________   _________________________________________
Date                                  Date

      91-1647294
_______________________________________
Federal Tax ID#